FOR MORE INFORMATION:
Bob Kneeley
Director, Investor Relations
954-384-0175, -x-5300

FOR IMMEDIATE RELEASE

                    PEDIATRIX, MAGELLA HEALTHCARE CORPORATION
                        ENTER DEFINITIVE MERGER AGREEMENT

FORT LAUDERDALE, FLORIDA, February 15, 2001 - Pediatrix Medical Group, Inc., (NYSE: PDX) and Magella Healthcare Corporation today announced that they have signed a definitive merger agreement.

         Under the terms of the agreement Pediatrix would issue approximately
6.8 million shares of common stock in exchange for all outstanding capital stock and substantially all outstanding warrants of Magella. In addition, Pediatrix would assume certain obligations to issue up to 1.35 million shares of common stock pursuant to Magella stock option plans. Pediatrix would repay an estimated $25.0 million of Magella bank debt and assume $23.5 million of subordinated notes which would be convertible into approximately 1 million shares of Pediatrix common stock.

         Based on the closing share price of Pediatrix's common stock on February 14, 2001, the transaction is valued at approximately $190 million, including repayment and assumption of indebtedness.

         The board of directors of each company has approved the definitive agreement. Shareholders of Magella representing a majority of the outstanding shares of Magella voting stock have agreed to vote their shares in favor of the proposed merger. The proposed merger is subject to the approval of the shareholders of Pediatrix. On February 13, 2001, the proposed merger received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Pediatrix anticipates that the transaction will close during the second quarter of 2001 and believes that it will be immediately accretive to earnings per share.

         Assuming completion of the transaction, the combined company will employ approximately 550 physicians practicing in 27 states and Puerto Rico. It will staff more than 185 hospital-based neonatal intensive care units (NICUs). The combined company's current annual run rate for NICU patient volume would be approximately 800,000 patient days. A total of 90 perinatologists (maternal-fetal medicine subspecialists) will practice in markets where the combined group will provide neonatal physician services.

         "This merger creates significant opportunities in a number of markets across the country," said Roger J. Medel, M.D., Chairman and Chief Executive Officer of Pediatrix. "We feel confident in our ability to integrate these two companies in a way that improves patient care and generates value for physicians, employees and shareholders."


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         During 2000, Pediatrix generated net patient service revenue of $243.1 million, earnings before interest, taxes, depreciation and amortization (EBITDA) of $38.7 million and net income of $11.0 million. Magella had net patient service revenue of $79.4 million, EBITDA of $25.3 million and net income of $9.0 million during 2000.

         Dr. Medel will retain his titles and responsibilities as Chairman of the Board and Chief Executive Officer. Kris Bratberg will continue to serve as Pediatrix's President.

         Upon completion of the transaction, Pediatrix's board of directors will be expanded to nine directors. Ian M. Ratner, M.D., Magella's Chairman and Chief Medical Officer, John K. Carlyle, Magella's Chief Executive Officer, and D. Scott Mackesy of Welsh, Carson, Anderson & Stowe, will be nominated to serve on Pediatrix's board of directors.

         "This is a truly exciting transaction for a number of reasons," said Magella's Mr. Carlyle. "Operationally we are creating significant efficiencies. Clinically, the level of expertise and the amount of clinical data captured within the combined entity is unprecedented."

         UBS Warburg LLC acted as financial advisor to Pediatrix, and provided a fairness opinion to its board of directors. Credit Suisse First Boston acted as financial advisor to Magella and provided a fairness opinion to its board of directors.

About Pediatrix Medical Group, Inc.:

         Pediatrix was founded in 1979. Its neonatal physicians provide services at more than 155 NICUs and its perinatal physicians provide services in 10 markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 450 physicians in 24 states and Puerto Rico. Additional information is available on the Internet: www.pediatrix.com.

About Magella Healthcare Corporation:

         Magella was founded in 1998 and was sponsored by the investment firm Welsh, Carson, Anderson & Stowe. The physician group provides neonatal services in 11 markets in eight states, and maternal-fetal medicine services in five markets in three states. A total of 80 neonatologists provide care for patients at 30 NICUs, with current annualized patient volume of approximately 180,000 NICU patient days. In addition, there are a total of 29 maternal-fetal medicine subspecialists practicing as part of the group.

Investor Call:

         Pediatrix will host an investor conference call Thursday, February 15, 2001, at 11 a.m. EST. The call will be simulcast on the Internet at www.vcall.com.


                                      # # #

         Except for historical information, matters discussed in this release include forward-looking statements that involve risks and uncertainties including, but not limited to, business, financial and integration risks associated with the merger; risk that the approval of Pediatrix


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shareholders may not be obtained; and risk that the merger transaction will not be consummated. In addition, Pediatrix details other risk factors in its filings from time to time with the U.S. Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or anticipated in the forward-looking statements.

Additional information:

         Pediatrix plans to file a Registration Statement on SEC Form S-4 in connection with the proposed merger, and expects to mail a Proxy Statement/Prospectus to stockholders of Pediatrix that contains information about the merger transaction. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

         The Registration Statement and the Proxy Statement/Prospectus will contain important information about Pediatrix, Magella, the merger transaction and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at www.sec.gov, or by clicking on the link "SEC Filings" on Pediatrix's home page, www.pediatrix.com.


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                      PEDIATRIX-MAGELLA SELECTED STATISTICS

                                                                PEDIATRIX                   MAGELLA
                                                                ---------                   --------
                                                                FOR THE YEAR ENDED DECEMBER 31, 2000
                                                                ------------------------------------
                                                                             (UNAUDITED)
                                                                             -----------
    Net patient service revenue(1)                              $243,075                   $ 79,423
                                                                --------                   --------
    Earnings before interest, taxes, depreciation
    and amortization                                              38,682                     25,271
                                                                --------                   --------
    Net income                                                  $ 10,986                   $  9,004
                                                                --------                   --------



                            BALANCE SHEET HIGHLIGHTS
                                                                       AS OF DECEMBER 31, 2000
                                                                -----------------------------------
                                                                            (UNAUDITED)
                                                                            -----------
ASSETS:
    Cash                                                        $  3,075                         --
                                                                --------                   --------
    Accounts receivable, net                                      69,133                   $ 12,919
                                                                --------                   --------
    Total assets                                                $324,733                   $121,515
                                                                --------                   --------

    Accounts payable and accrued expenses                       $ 29,877                   $  9,399
                                                                --------                   --------
    Total debt                                                    23,500                     47,538
                                                                --------                   --------
    Other liabilities                                             29,456                      2,041
                                                                --------                   --------
    Stockholders' equity                                         241,900                     62,537
                                                                --------                   --------
    Total liabilities and stockholders' equity                  $324,733                   $121,515
                                                                --------                   --------

                              OTHER OPERATING DATA
    NICU patient days (2000)                                     636,921                    148,620
                                                                --------                   --------
    Total physicians                                                 450                        109
                                                                --------                   --------



(1) Includes the impact of a second quarter pre-tax charge against net patient service revenue of $6.5 million